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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related Prospectus of (1) our reports dated February 17, 1997, included and incorporated by reference in the Annual Report on Form 10-K of Kerr-McGee Corporation for the year ended December 31, 1996 and (2) our report dated June 14, 1996, included in the Kerr-McGee Corporation Savings Investment Plan Annual Report on Form 11-K for the year ended December 31, 1995.

                                            ARTHUR ANDERSEN LLP

Oklahoma City, Oklahoma
May 30, 1997